Exhibit 4.19

NOTES PLEDGE AND SECURITY AGREEMENT

dated as of December 21, 2015

between

CEQUEL COMMUNICATIONS HOLDINGS II, LLC

and

JPMORGAN CHASE BANK, N.A.,

as the Security Agent

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SECTION 9.	CONTINUING SECURITY INTEREST	41

SECTION 10.	STANDARD OF CARE; SECURITY AGENT MAY PERFORM	42

SECTION 11.	INTERCREDITOR AGREEMENT	42

SECTION 12.	MISCELLANEOUS	42

SCHEDULE 4.1 — GENERAL INFORMATION

SCHEDULE 4.2 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.6 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.7 — INTELLECTUAL PROPERTY - EXCEPTIONS

SCHEDULE 4.8 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — TRADEMARK SECURITY AGREEMENT

EXHIBIT D — PATENT SECURITY AGREEMENT

EXHIBIT E — COPYRIGHT SECURITY AGREEMENT

ii

This NOTES PLEDGE AND SECURITY AGREEMENT, dated as of December 21, 2015 (this “Agreement”), is entered into between CEQUEL COMMUNICATIONS HOLDINGS II, LLC (“Grantor”), and JPMORGAN CHASE BANK, N.A. (“JPM”), as security agent for the Secured Parties (as herein defined) (in such capacity as security agent, the “Security Agent”).

RECITALS:

WHEREAS, reference is made to that certain Indenture, dated as of June 12, 2015 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among ALTICE US FINANCE I CORPORATION as Issuer (the “Issuer”), DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee, Paying Agent, Transfer Agent and Registrar and JPMORGAN CHASE BANK, N.A. as Security Agent (the “Security Agent”);

WHEREAS, in consideration of the extensions of credit and other accommodations of the Secured Parties as set forth in the Indenture, Grantor has agreed to secure its obligations under the Notes Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Grantor and the Security Agent agree as follows:

SECTION 1.                         DEFINITIONS; GRANT OF SECURITY.

1.1                               General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC, including Health-Care Insurance Receivables.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which Grantor is a party as of the date hereof, or to which Grantor becomes a party after the date hereof, including, without limitation, each Material Contract to which Grantor is a party, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Cash Proceeds” shall have the meaning assigned in Section 7.6.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Security Agent.

“Collateral Deposit Accounts” shall mean all Deposit Accounts, to the extent included in the definition of “Collateral”.

“Collateral Intellectual Property” shall mean Intellectual Property, to the extent included in the definition of “Collateral”.

“Collateral Investment Related Property” shall mean Investment Related Property, to the extent included in the definition of “Collateral”.

“Collateral Pledged Equity Interests” shall mean Pledged Equity Interests, to the extent included in the definition of “Collateral”.

“Collateral Receivables” shall mean Receivables, to the extent included in the definition of “Collateral”.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Communications Laws” shall mean all laws, rules, regulations, codes, ordinances, order, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by an Governmental Authority (including the FCC and any granting authority with respect to any Franchise) relating in any way to the use of radiofrequency spectrum or rights of way, or the offering or provision of video, communications, telecommunications or information services.

“Communications Licenses” shall mean all authorizations, licenses, permits, franchises and similar forms of authority granted or assigned by any Governmental Authority (including the FCC) with respect to the use of radiofrequency spectrum or rights of way, or the offering or provision of video, communications, telecommunications or information services.

“Company” shall mean Cequel Communications, LLC.

“Company Shares” shall mean all Capital Stock of the Company now owned or hereafter acquired by Grantor, of whatever class or character, in each case together with all certificates, if any, evidencing the same.

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Tax Code.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue or otherwise recover for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Existing Credit Agreement” shall mean the Credit and Guaranty Agreement, dated February 14, 2012, as amended and restated from time to time, between, inter alios, the Company as borrower, Credit Suisse AG as administrative and collateral agent, and the lenders party thereto.

“Existing Credit Agreement Discharge Date” shall mean, with respect to any Obligations under the Existing Credit Agreement, (a) payment in full in cash of the principal of,

interest and premium, if any, on and fees, if any, in connection with, all indebtedness outstanding, (b) payment in full of all other Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements reasonably satisfactory to the relevant issuing bank with respect to all letters of credit issued and outstanding, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit.

“FCC” shall mean the U. S. Federal Communications Commission or any successor thereto.

“Franchise” means any franchise, permit, license, resolution, contract, certificate, agreement or similar authorization, or any renewal thereof, issued by any federal, state, county, municipal or other entity exercising executive, legislative, judicial, regulatory or administrative functions and authorizing the construction, upgrade, maintenance and operation of a cable system.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantor” shall have the meaning set forth in the preamble.

“Health-Care Insurance Receivable” shall mean all “health-care-insurance receivables” as defined in Article 9 of the UCC.

“Indenture” shall have the meaning set forth in the recitals.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Security Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and all rights to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation thereof, and all Proceeds of the foregoing, including without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the Grantor, substantially in the form set forth in Exhibit C, Exhibit D and Exhibit E, as applicable.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor’s business; all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” shall mean (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Grantors and their Subsidiaries taken as a whole; (b) a material impairment of the ability of the Grantors to perform their obligations under the Notes Documents; or (c) a material impairment of the rights and remedies of the Trustee or the Holders under the Notes Documents or a material adverse effect upon the legality, validity, binding effect or enforceability against the Grantors of the Notes Documents. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events described in the applicable provision since the applicable date would result in a Material Adverse Effect.

“Material Contract” shall mean with respect to any Grantor, each contract or agreement to which such Grantor is a party that is deemed to be a material contract or material definitive agreement under any securities laws, including, without limitation, the types of contracts specified in item 601(b)(10)(ii) of Regulation S-K.

“Material Deposit Account” shall have the meaning assigned in Section 4.4.4(a)(ii).

“Money” shall mean “money” as defined in the UCC.

“Notes Obligations” shall mean the Obligations of the Issuer and the Guarantors under the Notes, the Indenture and the Note Guarantees.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) the right to sue or otherwise recover for any past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Sale” shall mean those sales, transfers or assignments permitted by the Indenture.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to Grantor included in the Collateral, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company included in the Collateral and each series thereof including, without limitation, (i) the Company Shares and (ii) all other limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership included in the Collateral including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock included in the Collateral owned by Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust included in the Collateral including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Collateral Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices and other papers relating to Collateral Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Collateral Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Collateral Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Trustee, the Security Agent and the Holders from time to time of any of the Notes.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4(A) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to any Trade Secret (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean (i) all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to any of the foregoing, (ii) all rights corresponding thereto throughout the world, (iii) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, and (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit..

“Trademark Collateral” shall mean any and all Trademarks and Trademark Licenses included in the Collateral.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement, dilution or other violation of any Trademark or permitting coexistence with respect to a Trademark (whether Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) all rights corresponding thereto throughout the world, (v) the right to sue or otherwise recover for any past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (vi) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2                               Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC provided that all references to “Notes” shall include any Additional Notes issued from time to time under the Indenture. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Except as expressly provided herein, any reference in this Agreement to any Notes Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, to the extent not prohibited by the Indenture. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. Whenever any provision hereunder refers to the knowledge (or an analogous phrase) of Grantor, such words are intended to signify that a Responsible Officer of Grantor has actual knowledge of a particular fact or circumstance except as provided in the last sentence of this paragraph. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.

SECTION 2.                         GRANT OF SECURITY.

2.1                               Grant of Security.  Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on the following (collectively, the “Collateral”): all of Grantor’s right, title and interest in, to and under (i) the Company Shares, (ii) all rights and other obligations of Grantor against any other Loan Party, including loans, notes, rights to receive payments of money and other claims of any and every type and description whether now owned or existing or hereafter acquired or arising and (iii) all personal property of Grantor (other than distributions made to Grantor in compliance with, (A) prior to the Existing Credit Agreement Discharge Date, Section 6.5 of the Existing Credit Agreement and Section 4.05 of Annex I of the Credit Agreement, and (B) on or after the Existing Credit Agreement Discharge Date, Section 4.05 of Annex I of the Credit Agreement) to the extent acquired, directly or indirectly, from any other Loan Party, including, but not limited to the following, whether now existing or hereafter arising and wherever located:

(a)           Accounts;

(b)           Chattel Paper;

(c)           Documents;

(d)           General Intangibles;

(e)           Goods (including, without limitation, Inventory and Equipment);

(f)            Instruments;

(g)           Insurance;

(h)           Intellectual Property;

(i)            Investment Related Property (including, without limitation Deposit Accounts);

(j)            Letter of Credit Rights;

(k)           Money;

(l)            Receivables and Receivable Records;

(m)          the Communications Licenses and all of Grantor’s rights with respect to each Communications License, in each case to the maximum extent permitted by applicable law and regulations, and the Proceeds of all Communications Licenses and the right to receive such Proceeds;

(n)           Commercial Tort Claims;

(o)           to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(p)           to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2                               Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license (including, without limitation, Communications Licenses), contract, property right or agreement to which Grantor is a party, and any rights of Grantor arising thereunder or evidenced thereby, if and to the extent that a security interest is (i) prohibited by or in violation of any law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority) applicable to Grantor or (ii)(A) is prohibited by or in violation of a term, provision or condition of any such lease, license, property right, contract or agreement or (B) creates a right of termination in favor or, or requires the consent of, any other party (other than Loan Party) (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or government regulation (including the Bankruptcy Code and the Communications Laws) or principles of equity); provided however that the Collateral shall include (and such security interest shall attach) immediately at such time as the condition causing such termination, or the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property right or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract, property right or agreement; (b) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the

Collateral shall include, and the security interest granted by Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation; (c) any amounts held by Grantor on a temporary basis on behalf of a local cable franchise authority, which amounts may not be applied by Grantor for any other purpose; (d) any application to register a Trademark in the U.S. Patent and Trademark Office (the “PTO”) based upon Grantor’s “intent to use” such Trademark (but only if the grant of a security interest in such “intent to use” Trademark application violates 15 U.S.C. § 1060(a)) unless and until a “Statement of Use” or “Amendment to Allege Use” is filed in the PTO with respect thereto, at which point Collateral shall include, and the security interest granted hereunder shall be attached to, such application; (e) other assets to the extent the burden or cost of obtaining or perfecting a security interest therein is excessive in relation to the benefit of the security afforded thereby, as determined by the Trustee in its reasonable discretion; (f) motor vehicles or other assets subject to a certificate of title; and (g) Capital Stock in an Unrestricted Subsidiary (any such property referred to in clauses (a) to (g) above, collectively, the “Excluded Assets”).

SECTION 3.                         SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE; NO CONSENTS.

3.1                               Security for Notes Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Notes Obligations with respect to Grantor (the “Secured Obligations”).

3.2                               Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary, (i) Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Security Agent or any Secured Party, (ii) Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Security Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Security Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Security Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

3.3                               No Consents.  Except as could not reasonably be expected to result in a Material Adverse Effect, no consent of any other person (including, without limitation, any stockholder or creditor of Grantor or any of its subsidiaries or affiliates) and no order, material consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by Grantor in connection with the execution, delivery or performance of this Agreement, except (i) as may be required to perfect and maintain the perfection of the security interests created hereby, (ii) with respect to Receivables subject to the Federal Assignment of Claims Act, (iii) in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally, or (iv) with respect to the registration of Copyrights in the United States Copyright Office as may be required to obtain a security interest therein that is effective against subsequent transferees under United States copyright law.

SECTION 4.                         REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1                               Generally.

(a)           Representations and Warranties.  Grantor hereby represents and warrants, on the Completion Date, that:

(i)            it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Indenture), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens and minor defects in title that do not interfere with its ability to conduct business as currently conducted or with its obligations hereunder;

(ii)           it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of Grantor, (x) the jurisdiction of organization of Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the period beginning on the date five years prior to the date this representation and warranty is being made;

(iii)          the full legal name of Grantor is as set forth on Schedule 4.1(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time within 30 days of any change thereto);

(iv)          except as provided on Schedule 4.1(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) for the period beginning on the date five years prior to the date this representation and warranty is being made;

(v)           to Grantor’s knowledge, it has not within the five (5) year period preceding the Completion Date become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time);

(vi)          with respect to each agreement identified on Schedule 4.1(D), it has indicated on Schedule 4.1(A) and Schedule 4.1(B) the information required pursuant to Section 4.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii)         upon the filing of all UCC financing statements naming Grantor as “debtor” and the Security Agent as “secured party” and describing the Collateral in the filing offices set forth opposite Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by Grantor, and to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks, Copyrights and exclusive Copyright Licenses in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Security Agent hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral other than Deposit Accounts and fixtures owned by entities listed on Schedule 4.1(F) that are not material to the business of any Loan Party (and certain other Collateral with respect to which the security interest therein is not required to be perfected pursuant to the specific terms hereof regarding materiality or otherwise) to the extent such Collateral may be perfected by the filing of a financing statement or such other method described above;

(viii)        except as otherwise provided herein, all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Security Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(ix)          other than the financing statements filed in favor of the Security Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Security Agent for filing and (y) financing statements filed in connection with Permitted Liens;

(x)           no authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by Grantor of the Liens purported to be created in favor of the Security Agent hereunder or (ii) except as set forth in Section 4.9, the exercise by the Security Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above; (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; (C) as may be required by applicable laws and regulations, including without limitation the Communications Laws or (D) such authorizations, consents, approvals, other actions, notices or filings (i) which have been obtained, made or taken on or prior to the date of such pledge or exercise of rights or remedies; or (ii) the failure of which to obtain, make or take would not reasonably be expected to have a Material Adverse Effect;

(xi)          all information supplied by Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xii)         none of the Collateral constitutes, or is the Proceeds of (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables or (5) timber to be cut;

(xiii)        except as described on Schedule 4.1(D) or, with respect to matters arising after the Completion Date, as permitted by (A) prior to the Existing Credit Agreement Discharge Date, Section 6.2 of the Existing Credit Agreement and Section 4.06 of the Indenture, and (B) following the Existing Credit Agreement Discharge Date, Section 4.06 of the Indenture, Grantor is not bound as a debtor, either by contract or by operation of law, by a security agreement entered into by another Person; and

(xiv)        Grantor has been duly organized as an entity of the type as set forth opposite Grantor’s name on Schedule 4.1(A) solely under the laws of the jurisdiction as set forth opposite Grantor’s name on Schedule 4.1(A) and remains duly existing as such. Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b)           Covenants and Agreements.  Grantor hereby covenants and agrees that:

(i)            except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and Grantor shall defend the Collateral against all Persons at any time claiming any interest therein other than Collateral Intellectual Property that Grantor determines in its reasonable judgment is not material to its business;

(ii)           it shall not produce, use or permit any Collateral to be used unlawfully, in any material respect, or in violation of any provision of this Agreement or any policy of insurance covering the Collateral or in violation, in any material respect, of any applicable statute, regulation or ordinance except to the extent such violation would not reasonably be expected to result in a Material Adverse Effect;

(iii)          without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Indenture, it shall not change Grantor’s name, identity, organizational identification number, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business or chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Security Agent in writing on or prior the date that is ten (10)

days after any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business or chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Security Agent may reasonably request and (b) taken or cooperated with Security Agent to enable Security Agent to take all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Security Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby (other than Collateral with respect to which the security interest is not required to be perfected pursuant to the terms hereof), which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Security Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder to the extent the successor entity of such merger or other transaction is required to be a Grantor hereunder pursuant to the Indenture;

(iv)          if the Security Agent or any Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, it shall use such value for such purposes and Grantor further agrees that repayment of any Notes Obligation shall apply on a “first-in, first-out” basis so that the portion of the value used to acquire rights in any Collateral shall be paid in the chronological order Grantor acquired rights therein;

(v)           it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, to the extent required by the Indenture;

(vi)          upon Grantor’s or any officer of Grantor’s obtaining knowledge thereof, it shall promptly notify the Security Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any substantial portion thereof, except as contemplated hereby or under any other Notes Document, the ability of Grantor or the Security Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Security Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion material thereof;

(vii)         except to the extent permitted by the Indenture, it shall not take or permit any action which could be reasonably likely to materially impair the Security Agent’s rights in the Collateral;

(viii)        in the event that it hereafter acquires any Collateral of a type described in Section 4.1(a)(xii) hereof, it shall promptly notify the Security Agent thereof in writing and take such actions and execute such documents and make such filings all at Grantor’s expense as the Security Agent may reasonably request in order to ensure that the Security Agent has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens;

(ix)          it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as Permitted Sales; and

(x)           it shall, upon acquiring any material assets from any other Loan Party (other than distributions made to Grantor in compliance with, (A) prior to the Existing Credit Agreement Discharge Date, Section 6.5 of the Existing Credit Agreement and Section 4.05 of Annex I of the Credit Agreement, and (B) following the Existing Credit Agreement Discharge Date, Section 4.05 of Annex I of the Credit Agreement), execute and deliver to Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements and Schedules thereto, within 30 days of such acquisition.

4.2                               Equipment and Inventory.Representations and Warranties. Grantor represents and warrants, on the Completion Date, that:

(i)            to Grantor’s knowledge, all of the Equipment and Inventory included in the Collateral (other than Equipment or Inventory that is customarily kept on the premises of customers or inside vehicles owned or leased in the name of a Loan Party for current use) with a book value in excess of $5 million is kept only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time within 30 days of (a) any change thereto or (b) the discovery by Grantor of additional locations at which Equipment and/or Inventory included in the Collateral is located); and

(ii)           to the Grantor’s knowledge, none of the Inventory or Equipment with a book value in excess of $5 million included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

(b)           Covenants and Agreements.  Grantor covenants and agrees that:

(i)            it shall keep (except as set forth in Section 4.2(a)(i) to the extent possible based upon Grantor’s knowledge as set forth in Section 4.2(a)(i)) the Equipment and Inventory included in the Collateral and any Documents evidencing any Equipment and Inventory included in the Collateral in the locations specified on Schedule 4.2 (as such schedule may be amended or supplemented from time to time within 30 days of any change thereto) unless it shall have (a) notified the Security Agent in writing, by executing and delivering to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, within thirty (30) days after any change in locations, identifying such new locations and providing such other information in connection therewith as the Security Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity and perfection, and, subject to statutory and other similar liens as they may arise, the same or better priority, of the Security Agent’s security interest in the Collateral (subject only to Permitted Liens) intended to be granted and agreed to hereby, or to enable the Security Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(ii)           it shall keep correct and accurate records of the Inventory included in the Collateral, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP; and

(iii)          it shall not deliver any Document evidencing any Equipment or Inventory included in the Collateral to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Security Agent.

4.3                               Receivables and Goods. Representations and Warranties. Grantor represents and warrants, on the Completion Date, that:

(i)            to Grantor’s knowledge, each Collateral Receivable (a) is the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is enforceable in accordance with its terms, (c) is not subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (d) is in compliance with all applicable laws, in all material respects, whether federal, state, local or foreign, except where a failure of the foregoing to be true and correct would not reasonably be expected to have a Material Adverse Effect;

(ii)           to Grantor’s knowledge, no Collateral Receivables aggregating more than $1 million are at any one time outstanding from Account Debtors comprising the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign unless, if the pledge of such Account requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder and the Security Agent has requested that Grantor obtain such consent, such consent has been obtained;

(iii)          no Collateral Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise  subjected to the control of, the Security Agent to the extent required by, and in accordance with Section 4.3(c); and

(iv)          no Goods now or hereafter produced by Grantor and included in the Collateral have been or will be produced in violation of the requirements of the Fair Labor Standards Act, as amended, or the rules and regulations promulgated thereunder.

(b)           Covenants and Agreements.  Grantor hereby covenants and agrees that:

(i)            it shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral Receivables, including, but not limited to, the originals of all documentation with respect to all Collateral Receivables and records of all payments received and all credits granted on the Collateral Receivables, all merchandise returned and all other dealings therewith;

(ii)                           unless otherwise agreed upon by the Security Agent, it shall mark conspicuously, in form and manner reasonably satisfactory to the Security Agent, all Chattel Paper included in the Collateral, Instruments (other than checks) in excess of $5 million individually included in the Collateral and other evidence of Collateral Receivables in excess of $5 million individually (other than any delivered to the Security Agent as provided herein), as well as the Collateral Receivables Records with an appropriate reference to the fact that the Security Agent has a security interest therein;

(iii)          it shall perform in all material respects all of its obligations with respect to the Collateral Receivables;

(iv)          it shall not amend, modify, terminate or waive any provision of any Collateral Receivable in any manner which in the good faith judgment of Grantor could reasonably be expected to have a material adverse effect on the value of the Collateral Receivables or a substantial portion thereof. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof or with the consent of the Security Agent, and except as otherwise provided in subsection (v) below, following and during the continuance of an Event of Default, Grantor shall not (w) grant any extension or renewal of the time of payment of any Collateral Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Collateral Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof or (z) allow any credit or discount thereon;

(v)           except as otherwise provided in this subsection, Grantor shall use commercially reasonable efforts to collect all amounts due or to become due to Grantor under the Collateral Receivables and any Supporting Obligation included in the Collateral and diligently exercise each material right it may have under any Collateral Receivable, any Supporting Obligation included in the Collateral or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, Grantor shall take such action as Grantor may deem necessary or advisable. Notwithstanding the foregoing, the Security Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require Grantor to notify, any Account Debtor of the Security Agent’s security interest in the Collateral Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Security Agent may: (1) direct the Account Debtors under any Collateral Receivables to make payment of all amounts due or to become due to Grantor thereunder directly to the Security Agent; (2) notify, or require Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Collateral Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Security Agent; and (3) enforce, at the expense of Grantor, collection of any such Collateral Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. If the Security Agent notifies Grantor that it has elected to collect the Collateral Receivables in accordance with the preceding sentence, any payments of Collateral Receivables received by Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by Grantor in the exact form received, duly indorsed by Grantor to the Security Agent if required, in a Collateral Account maintained under the sole dominion and control of the Security Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Collateral Receivables, any Supporting Obligation included in the Collateral or Collateral Support shall be received in trust for the benefit of the Security Agent hereunder and shall be segregated from other funds of Grantor and Grantor shall not adjust, settle or compromise the amount or payment of any Collateral Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(vi)          it shall use its commercially reasonable efforts to keep in full force and effect any material Supporting Obligation included in the Collateral or Collateral Support relating to any Collateral Receivable.

(c)           Delivery and Control of Collateral Receivables.  With respect to any Collateral Receivables in excess of $5 million individually that are evidenced by, or constitute, Chattel Paper included in the Collateral or Instruments included in the Collateral, unless otherwise agreed to by the Security Agent, Grantor shall cause each originally executed copy thereof to be delivered to the Security Agent (or its agent or designee) appropriately indorsed to the Security Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of Grantor acquiring rights therein. With respect to any Collateral Receivables in excess of $5 million individually which would constitute “electronic chattel paper” under Article 9 of the UCC, unless otherwise agreed to by the Security Agent, Grantor shall take all steps necessary to give the Security Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of Grantor’s acquiring rights therein. Any Collateral Receivable not otherwise required to be delivered or subjected to the control of the Security Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Security Agent.

4.4          Investment Related Property; Investment Related Property Generally Covenants, Control and Voting

(a)           Covenants and Agreements.  Grantor hereby covenants and agrees that:

(i)            subject to Section 4.4.1(b), in the event it acquires rights in any Collateral Investment Related Property after the date hereof, within fifteen (15) days of receipt thereof, it shall deliver to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to

Schedules thereto, reflecting such new Collateral Investment Related Property and all other Collateral Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Security Agent shall attach to all Collateral Investment Related Property immediately upon Grantor’s acquisition of rights therein and shall not be affected by the failure of Grantor to deliver a supplement to Schedule 4.4 as required hereby; and

(ii)           except as provided in the next sentence, in the event Grantor receives any dividends, interest or distributions on any Collateral Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Collateral Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) subject to the materiality threshold set forth in Section 4.4.4(a)(ii), Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Security Agent over such Collateral Investment Related Property (including, without limitation, delivery thereof to the Security Agent) and pending any such action Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Security Agent and shall segregate such dividends, distributions, Securities or other property from all other property of Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Security Agent authorizes Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest.

(b)           Delivery and Control.  Grantor agrees that with respect to any Collateral Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.4.1(b) on or before the Completion Date and with respect to any Collateral Investment Related Property hereafter acquired by Grantor it shall comply with the provisions of this Section 4.4.1(b) promptly (in any event no later than 15 days thereafter) upon acquiring rights therein, in each case in form and substance satisfactory to the Security Agent. With respect to any Collateral Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Collateral Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Security Agent, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC. With respect to any Collateral Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Security Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement substantially in the form of Exhibit B hereto or such other form as shall be reasonably acceptable to the Security Agent, pursuant to which such issuer agrees to comply with the Security Agent’s instructions with respect to such uncertificated security without further consent by Grantor.

(c)           Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing or the Security Agent shall not have made a request under Section 4.4.1(c)(ii) below:

(1)                                 except as otherwise provided under the covenants and agreements relating to investment related property in this Agreement or elsewhere herein or in the Indenture, Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; provided, Grantor shall not exercise or refrain from exercising any such right if the Security Agent shall have notified Grantor that, in the Security Agent’s reasonable judgment, such action would have a material adverse effect on the value of the Collateral Investment Related Property or any substantial part thereof; and provided further, Grantor shall give the Security Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by Grantor of any Pledged Stock for, or Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Indenture, shall be deemed inconsistent with the terms of this Agreement or the Indenture within the meaning of this Section 4.4.1(c)(i)(1), and no notice of any such voting or consent need be given to the Security Agent; and

(2)                                 the Security Agent shall promptly execute and deliver (or cause to be executed and delivered) to Grantor all proxies, and other instruments as Grantor may from time to time reasonably request for the purpose of enabling Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

(ii)           Upon request by the Security Agent after the occurrence and during the continuation of an Event of Default:

(1)                                 all rights of Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Security Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2)                                 in order to permit the Security Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Security Agent all proxies, dividend payment orders and other instruments as the Security Agent may from time to time reasonably request and (2) Grantor acknowledges that the Security Agent may utilize the power of attorney set forth in Section 6.1.

4.4.2       Pledged Equity Interests

(a)           Representations and Warranties.  Grantor hereby represents and warrants, on the Completion Date, that:

(i)            Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)           except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity for the period beginning on the date five years prior to the date this representation and warranty is being made;

(iii)          it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv)          without limiting the generality of Section 4.1(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Security Agent in any Pledged Equity Interests or the exercise by the Security Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v)           none of the Pledged LLC Interests nor Pledged Partnership Interests is or represents interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(vi)          the Company Shares represent 100% of the Capital Stock of the Company.

(b)                                Covenants and Agreements.  Grantor hereby covenants and agrees that:

(i)            without the prior written consent of the Security Agent, it shall not vote to enable or take any other action to: (a) other than as permitted by the Indenture, amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of Grantor with respect to any Collateral Investment Related Property or adversely affects the validity, perfection or priority of the Security Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Indenture, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), Grantor shall promptly notify the Security Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Security Agent’s “control” thereof;

(ii)           it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its rights with respect to any Collateral Investment Related Property;

(iii)          without the prior written consent of the Security Agent, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and, except to the extent not prohibited by the Indenture, no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor;

provided that if the surviving or resulting Grantor upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

(iv)          With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantor own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, Grantor shall use its commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of the Security Agent hereunder and following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interests to the Security Agent of its designee, and to the substitution of the Security Agent or its designee as a partner or member with all the rights and powers related thereto. Grantor consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Security Agent or its designee following an Event of Default and to the substitution of the Security Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3       Pledged Debt

(a)           Representations and Warranties.  Grantor hereby represents and warrants, on the Completion Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding intercompany Indebtedness.

4.4.4       Investment Accounts

(a)           Representations and Warranties.  Grantor hereby represents and warrants, on the Completion Date, that:

(i)            Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts included in the Collateral. Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and Grantor has not consented to, and is not otherwise aware of, any Person having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto; and

(ii)           Schedule 4.4 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts included in the Collateral other than any Deposit Accounts with outstanding balance of less than $15 million in the aggregate at any time (each, a “Material Deposit Account”). All amounts on account in each other Deposit Account, except for those accounts which function primarily as accounts holding funds on a temporary basis pending disbursement, included in the Collateral are deposited into one of the Material Deposit Accounts no less frequently than once each month. All amounts greater than $1 million on account in each Deposit Account included in the Collateral that is not a Material Deposit Account are deposited into one of the Material Deposit Accounts no less frequently than once each week. Grantor is the sole account holder of each such Deposit Account and Grantor has not consented to, and is not otherwise aware of, any Person (other than the applicable depositary bank) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein.

In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, Grantor shall take such additional actions as reasonably requested by the Security Agent, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Security Agent. Upon the occurrence and during the continuance of an Event of Default, to the extent not prohibited by applicable law, the Security Agent shall have the right, without notice to Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Security Agent shall have the right at any time, without notice to Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

Notwithstanding anything to the contrary in any Notes Document, Grantor shall not be required to (i) execute or deliver any deposit account control agreements or securities account control agreements with respect to any Deposit Accounts or Securities Accounts or (ii) enter into any security agreement or any other pledge or collateral documents governed or purported to be governed by foreign law or required to be filed, recorded or registered in any jurisdiction outside the United States.

4.5                               Material Contracts. In addition to any rights under the Section of this Agreement relating to Receivables, the Security Agent may at any time after and during the continuance of an Event of Default notify, or require Grantor to so notify, the counterparty on any Material Contract included in the Collateral of the security interest of the Security Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Security Agent may upon written notice to the applicable Grantor, notify, or require Grantor to notify, the counterparty to make all payments under the Material Contracts included in the Collateral directly to the Security Agent.

(b)           Grantor shall deliver promptly to the Security Agent a copy of each material demand or notice received by it relating in any way to any Material Contract included in the Collateral.

4.6                               Letter of Credit Rights. Representations and Warranties. Grantor hereby represents and warrants, on the Completion Date, that:

(i)            all material letters of credit included in the Collateral are listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time within 30 days of any change thereto) hereto; and

(ii)           unless otherwise agreed to by the Security Agent, it has used its reasonable efforts to obtain the consent of each issuer of any letter of credit in excess of $15 million individually and $50 million in the aggregate included in the Collateral to the assignment of the proceeds of the letter of credit to the Security Agent.

(b)           Covenants and Agreements.  Grantor hereby covenants and agrees that with respect to any letter of credit, included in the Collateral, in excess of $15 million individually and $50 million in the aggregate hereafter arising, unless otherwise agreed to by the Security Agent, it shall obtain the consent of the issuer thereof to the assignment of the proceeds of such letter of credit to the Security Agent and, in any event, shall deliver to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, all within 30 days of receipt of such material letter of credit.

4.7                               Intellectual Property. Representations and Warranties. Grantor hereby represents and warrants, on the Completion Date, that:

(i)            Schedule 4.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks and Copyrights included in the Collateral and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses included in the Collateral and material to the Grantor’s business;

(ii)           except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended and supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect: it is the sole and exclusive owner of the entire right, title and interest in and to all Collateral Intellectual Property listed on Schedule 4.7 pursuant to Section 4.7(a)(i)(i) (as such schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Collateral Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and non-exclusive licenses granted in the ordinary course;

(iii)          except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect, all Collateral Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part;

(iv)          Grantor has performed all acts and has paid all renewal, maintenance and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect, in each case, to the extent such Copyright, Patent or Trademark is included in the Collateral and material to Grantor’s business or otherwise of material value;

(v)           except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect: all Collateral Intellectual Property that is material to Grantor’s business is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, Grantor’s right to register, or Grantor’s rights to own or use, any Collateral Intellectual Property that is material to Grantor’s business and no such action or proceeding is pending or, to the best of Grantor’s knowledge, threatened;

(vi)          all registrations and applications for Copyrights, Patents and Trademarks included in the Collateral are standing in the name of Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets included in the Collateral has been licensed by Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time);

(vii)         Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of Grantor, in each case, included in the Collateral;

(viii)        Grantor uses adequate standards of quality in the manufacture, distribution and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to insure that all licensees of the Trademark Collateral use such adequate standards of quality;

(ix)          except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect to Grantor’s knowledge, (i) the conduct of Grantor’s business does not infringe upon, misappropriate, dilute or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party and (ii) no claim has been made that the use of any Collateral Intellectual Property owned or used by Grantor (or any of its respective licensees) infringes, misappropriates, dilutes, or otherwise violates the asserted rights of any third party;

(x)           except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time), to Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Collateral Intellectual Property owned or used by Grantor and material to its business;

(xi)          except for such matters which are disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time) and which would not reasonably be expected to result in a Material Adverse Effect, no settlement or consents, covenants not to sue, nonassertion assurances or releases have been entered into by Grantor or to which Grantor is bound that adversely affect Grantor’s rights to own or use any Collateral Intellectual Property that is material to Grantor’s business; and

(xii)         except as permitted hereunder, Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Collateral Intellectual Property that has not been terminated or released. Except for filings in relation to Permitted Liens, there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Collateral Intellectual Property, other than in favor of the Security Agent.

(b)           Covenants and Agreements.  Grantor hereby covenants and agrees as follows:

(i)            it shall not do any act or omit to do any act whereby any of the Collateral Intellectual Property that is material to the business of Grantor or otherwise of material value may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)           it shall not, with respect to any Trademarks which are material to the business of Grantor and included in the Collateral, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)          it shall promptly notify the Security Agent if it knows or has reason to know that any item of the Collateral Intellectual Property that is material to the business of Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (d) the subject of any asserted reversion or termination rights;

(iv)          it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent and Copyright owned by Grantor and included in the Collateral and material to its business which is now or shall become included in the

Collateral Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time);

(v)           in the event that any Collateral Intellectual Property that is material to Grantor’s business and owned by or exclusively licensed to Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, Grantor shall promptly take all reasonable actions to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Collateral Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vi)          it shall promptly (but in no event more than thirty (30) days after Grantor obtains knowledge thereof) report to the Security Agent (i) the filing of any application to register any Collateral Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any state registry or foreign counterpart of the foregoing (whether such application is filed by Grantor or through any agent, employee, licensee, or designee thereof), (ii) the registration of any Collateral Intellectual Property by any such office, (iii) the acquisition of any Collateral Intellectual Property that is registered or applied for in any such office, and (iv) the filing of an “statement of use” or “amendment to allege use” in the PTO with respect to any “intent to use” Trademark application owned by Grantor, in each case by executing and delivering to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(vii)         it shall, promptly upon the reasonable request of the Security Agent, execute and deliver to the Security Agent any document (including each Intellectual Property Security Agreement) required to acknowledge, confirm, register, record or perfect the Security Agent’s interest in any part of the Collateral Intellectual Property, whether now owned or hereafter acquired;

(viii)        except with the prior consent of the Security Agent or as permitted under the Indenture, Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of the Security Agent and Grantor shall not sell, assign, transfer, license, grant any option or create or suffer to exist any Lien upon or with respect to the Collateral Intellectual Property, except for the Lien created by and under this Agreement and the other Notes Documents and other Permitted Liens;

(ix)          it shall hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, Grantor’s rights and interests in any property included within the definitions of any Collateral Intellectual Property material to Grantor’s business acquired under such contracts;

(x)           it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets included in the Collateral, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents;

(xi)          it shall use proper statutory notice, in all material respects, in connection with its use of any of the Collateral Intellectual Property; and

(xii)         it shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Collateral Intellectual Property or any portion thereof. In connection with such collections, Grantor may take (and, at the Security Agent’s reasonable direction, shall take) such action as Grantor or the Security Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Security Agent shall have the right at any time, to notify, or require Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8                               Commercial Tort Claims. Representations and Warranties. Grantor hereby represents and warrants, on the Completion Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims included in the Collateral ; and

(b)           Covenants and Agreements.  Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim included in the Collateral hereafter arising that could reasonably be likely to result in an award in favor of Grantor in excess of $15 million it shall deliver to the Security Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

4.9                               Communications Regulatory Requirements. Notwithstanding any other provision of this Agreement, to the extent that the Collateral includes Communications Licenses the foreclosure on; the sale, transfer or other disposition of; or the exercise of any right to vote or consent with respect to; any of the Communications Licenses as provided herein or any other action taken or proposed to be taken by the Security Agent which would affect the operational, voting, or other control of the Company, shall be pursuant to the Communications Laws.

(b)           If an Event of Default shall have occurred and be continuing, Grantor shall take any action which the Security Agent may request in the exercise of its rights and remedies under this Agreement in order to transfer and assign the Collateral to the Security Agent, or to such one or more third parties as the Security Agent may designate, or to a combination of the foregoing, consistent with Section 4.9(a). To enforce the provisions of this Section 4.9, the Security Agent is authorized to seek the appointment of a receiver, or to seek from the FCC (and any other Governmental Authority, if required) consent to an involuntary transfer of control of Company for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred, or both. Grantor hereby agrees to apply to the FCC (and any other Governmental Authority) to request that authorization for such an involuntary transfer of control upon the request of the Security Agent. Upon the occurrence and continuance of an

Event of Default, Grantor shall use its best efforts to assist in obtaining approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement including, without limitation, the preparation, execution and filing with the FCC and any other Governmental Authority of the assignor’s or transferor’s portion of any application or applications for consent to assignment or transfer of control necessary or appropriate under the Communications Laws for approval of the transfer or assignment of any portion of the Collateral.

(c)           Grantor acknowledges that authorization from the FCC and any other Governmental Authority for the transfer of control of the licenses of Grantor included in the Collateral is integral to the Security Agent’s realization of the value of the Collateral, that there is no remedy at law for failure by Grantor to comply with the provisions of this Section 4.9 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 4.9 may be specifically enforced.

(d)           Notwithstanding anything to the contrary contained in this Agreement, the Indenture or the other Notes Documents, the Security Agent shall not, without first obtaining the approval of the FCC and any other Governmental Authority, take any action that is not permitted by the FCC or other Governmental Authority or any other applicable law, or that would constitute or result in any change of control of Company or an assignment of any Communications License included in the Collateral held by Company if such change in control or assignment would require, under then existing Communications Laws, the prior approval of the FCC and any other Governmental Authority. In an Event of Default, (a) voting rights shall remain with Grantor unless and until the FCC and all other applicable Governmental Authorities have approved the assignment of the Communications Licenses included in the Collateral or transfer of control and (b) subject to any regulatory approvals required by the Communications Laws, there will be either a private or public sale of the pledged shares.

SECTION 5.                         ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.

5.1                               Access; Right of Inspection.  Grantor will permit the Security Agent to visit and inspect any of the properties of Grantor to inspect, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and during normal business hours and as coordinated by the Security Agent, which visits and inspections should be limited to no more than one per year for the Security Agent so long as no Event of Default has occurred and is continuing. Grantor will keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities.

5.2                               Further Assurances.  Except to the extent perfection is not required hereunder (because of a materiality threshold or otherwise), Grantor agrees that from time to time, at the expense of Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that the Security Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor:

(i)            hereby authorizes the filing of such financing or continuation statements, or amendments thereto and agrees to execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or reasonably desirable, or as the Security Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii)           shall take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in any Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending, including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office;

(iii)          at any reasonable time following the occurrence of and during the continuation of an Event of Default, upon request by the Security Agent, shall assemble the Collateral and allow inspection of the Collateral by the Security Agent, or persons designated by the Security Agent; and

(iv)          at the Security Agent’s reasonable request, appear in and defend any action or proceeding that may affect Grantor’s title to or the Security Agent’s security interest in all or any part of the Collateral

(b)           Grantor hereby authorizes the Security Agent to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Security Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Security Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Security Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Security Agent herein. Grantor shall furnish to the Security Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Agent may reasonably request, all in reasonable detail.

(c)           Grantor hereby authorizes the Security Agent to modify this Agreement after obtaining Grantor’s approval of or signature to such modification by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Collateral Intellectual Property or any Collateral Intellectual Property acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Collateral Intellectual Property in which Grantor no longer has or claims any right, title or interest.

SECTION 6.                         SECURITY AGENT APPOINTED ATTORNEY-IN-FACT.

6.1                               Power of Attorney.  Grantor hereby irrevocably appoints the Security Agent (such appointment being coupled with an interest) as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Security Agent or otherwise, from time to time in the Security Agent’s discretion to take any action and to execute any instrument that the Security Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)           upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by Grantor or paid to the Security Agent pursuant to the Indenture;

(b)           upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)           upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Security Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Security Agent with respect to any of the Collateral;

(e)           to prepare and file any UCC financing statements against Grantor as debtor;

(f)            to prepare, sign and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of Grantor as debtor;

(g)           to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes (other than taxes being contested in good faith) or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Security Agent in its reasonable discretion, any such payments made by the Security Agent to become obligations of Grantor to the Security Agent, due and payable immediately without demand; and

(h)           (i) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes and do all acts and things that the Security Agent deems reasonably necessary to realize upon the Collateral and the Security Agent’s security interest therein, and (ii) to do, at the Security Agent’s option and Grantor’s expense, at any time or from time to time, all acts and things that the Security Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Security Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

6.2                               No Duty on the Part of Security Agent or Secured Parties.  The powers conferred on the Security Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Security Agent or any other Secured Party to exercise any such powers; provided, however, that Security Agent shall afford Collateral in its custody with the same degree of care as it affords similar property for its own account. The Security Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. Such appointment as attorney-in-fact must be exercised consistently with the Communications Laws, including, but not limited to, compliance with the FCC’s rules concerning the execution and filing of applications, reports and documents, or other instruments with the FCC. Grantor agrees to cooperate in making any required filings, or any filings necessary for the operation of its or its subsidiaries’ businesses, with the FCC and any other Governmental Authority.

6.3                               Appointment Pursuant to Indenture.  The Security Agent has been appointed as collateral agent pursuant to the Indenture. The rights, duties, privileges, immunities and indemnities of the Security Agent hereunder are subject to the provisions of the Indenture.

SECTION 7.                         REMEDIES.

7.1                               Generally.  If any Event of Default shall have occurred and be continuing, the Security Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Security Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)            require Grantor to, and Grantor hereby agrees that it shall at its expense and promptly upon request of the Security Agent forthwith, assemble all or part of the Collateral as directed by the Security Agent and make it available to the Security Agent at a place to be designated by the Security Agent that is reasonably convenient to both parties;

(ii)           enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)          prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Security Agent deems appropriate; and

(iv)          without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Security Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Security Agent may deem commercially reasonable.

(b)           Subject to Section 4.9 herein, the Security Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Security Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Security Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Security Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Security Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that it would not be commercially unreasonable for the Security Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Grantor hereby waives any claims against the Security Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Security Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Security Agent to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Security Agent, that the Security Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Security Agent hereunder.

(c)           The Security Agent may sell the Collateral without giving any warranties as to the Collateral. The Security Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)           The Security Agent shall have no obligation to marshal any of the Collateral.

7.2                               Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by the Security Agent in respect of any sale of, any collection from or other realization upon all or any part of the Collateral shall be applied in full or in part by the Security Agent, or turned over to the Administrative Agent for application in full or in part by the Administrative Agent, against the Secured Obligations as set forth in Section 6.10 of the Indenture (with references therein to the Administrative Agent to be construed to also apply to the Security Agent).

7.3                               Sales on Credit.  If the Security Agent sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by the Security Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Security Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4                               Investment Related Property.  Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Security Agent may be compelled, with respect to any sale of all or any part of the Collateral Investment Related Property conducted without prior registration or qualification of such Collateral Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Security Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Security Agent determines to exercise its right to sell any or all of the Collateral Investment Related Property, upon written request, Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Security Agent all such information as the Security Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Collateral Investment Related Property which may be sold by the Security Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.5                               Intellectual Property.  Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)            the Security Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of Grantor, the Security Agent or otherwise, in the Security Agent’s sole discretion, to enforce any Collateral Intellectual Property, in which event Grantor shall, at the request of the Security Agent, do any and all lawful acts and execute any and all documents required by the Security Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Security Agent as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Security Agent shall elect not to bring suit to enforce any Collateral Intellectual Property as provided in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of Grantor’s rights in the Collateral Intellectual Property that is material to its business by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or violation;

(ii)           upon written demand from the Security Agent in connection with a foreclosure or other exercise of remedies permitted by applicable law, Grantor shall grant, assign, convey or otherwise transfer to the Security Agent or Security Agent’s designee an absolute assignment of all of Grantor’s right, title and interest in and to the Collateral Intellectual Property and shall execute and deliver to the Security Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)          Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Security Agent (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral Intellectual Property;

(iv)          within five (5) Business Days after written notice from the Security Agent, Grantor shall make available to the Security Agent, to the extent within Grantor’s power and authority, such personnel in Grantor’s employ on the date of such Event of Default as the Security Agent may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Trademarks and Trademark Licenses included in the Collateral, such persons to be available to perform their prior functions on the Security Agent’s behalf and to be compensated by the Security Agent at Grantor’s expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)           the Security Agent shall have the right to notify, or require Grantor to notify, any obligors with respect to amounts due or to become due to Grantor in respect of any Collateral Intellectual Property , of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Security Agent, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done;

(1)                                 all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Security Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to the Security Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.6 hereof; and

(2)                                 Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)           If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Security Agent of any rights, title and interests in and to any Collateral Intellectual Property shall have been previously made and shall have become absolute and effective and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, the Security Agent shall promptly execute and deliver to Grantor, at Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to the Security Agent as aforesaid, subject to any disposition thereof that may have been made by the Security Agent; provided, after giving effect to such reassignment, the Security Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Security Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Security Agent and the Secured Parties.

(c)           Solely for the purpose of enabling the Security Agent to exercise rights and remedies under this Section 7 and at such time as the Security Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to the Security Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor), subject, in the case of Trademarks included in the Collateral, to sufficient rights to quality control and inspection in favor of Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license or sublicense and otherwise exploit any Intellectual Property now or hereafter owned or held by Grantor.

7.6                               Cash Proceeds.  In addition to the rights of the Security Agent specified in Section 4.3 with respect to payments of Collateral Receivables, after occurrence and during the continuance of an Event of Default, upon request by the Security Agent, all proceeds of any Collateral received by Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by Grantor in trust for the Security Agent, segregated from other funds of Grantor, and shall, forthwith upon receipt by Grantor, unless otherwise provided in this Agreement or any other Notes Document, be turned over to the Security Agent in the exact form received by Grantor (duly indorsed by Grantor to the Security Agent, if required) and held by the Security Agent in a Collateral Account. Any Cash Proceeds received by the Security Agent (whether from Grantor or otherwise): (i) if no Event of Default shall have occurred and be continuing, shall be held by the Security Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and, upon request of Company, returned to Company, and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Security Agent, (A) be held by the Security Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Security Agent against the Secured Obligations then due and owing.

SECTION 8.                         SECURITY AGENT.

The Security Agent has been appointed to act as Security Agent hereunder by the Holders and, by their acceptance of the benefits hereof, the other Secured Parties. The Security Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with the Intercreditor Agreement, any Additional Intercreditor Agreement, this Agreement and the Indenture. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Security Agent for the benefit of Secured Parties in accordance with the terms of this Section. Security Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to the Holders, the Trustee and the Grantor, and Security Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantor and Security Agent signed by the Trustee on behalf of the Holders of a majority in principal amount of the Notes then outstanding (the “Required Holders”). Upon any such notice of resignation or any such removal, Required Holders shall have the right, upon five (5) Business Days’ notice to the Security Agent, following receipt of the Grantor’s consent (which shall not be unreasonably withheld or delayed and which shall not be required while an Event of Default exists), to appoint a successor Security Agent. Upon the acceptance of any appointment as Security Agent hereunder by a successor Security Agent, that successor will become Security Agent under this Agreement, and the retiring or removed Security Agent under this Agreement shall promptly (i) transfer to such successor Security Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Security Agent under this Agreement, and (ii) execute and deliver to such successor Security Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Security Agent of the security interests created hereunder, whereupon such retiring or removed Security Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Security Agent’s resignation or removal hereunder as the Security Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Security Agent hereunder.

SECTION 9.                         CONTINUING SECURITY INTEREST

(a)           This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the full and final payment of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), and be binding upon Grantor, its successors and assigns and inure, together with the rights and remedies of the Security Agent hereunder, to the benefit of the Security Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Holder may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder herein or otherwise. Upon the full and final payment of all Secured Obligations (other than contingent indemnification obligations as to which no claim has been asserted), the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantor.

(b)           Prior to the Existing Credit Agreement Discharge Date, upon any disposition of property permitted by the Indenture, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Grantor with no further action on the part of any Person.

(c)           On or after the Existing Credit Agreement Discharge Date, upon (i) any sale or disposition of property of a Grantor to a Person other than the Issuer or a Guarantor or (ii) the consummation of any other transaction permitted by the Indenture as a result of which such Grantor becomes an Excluded Subsidiary or such Grantor is released from its Note Guarantee, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Grantor with no further action on the part of any Person.

(d)           On or after the Existing Credit Agreement Discharge Date, upon any Collateral being or becoming an Excluded Asset, the security interests created pursuant to this Agreement on such Collateral shall be automatically released.

(e)           The Grantor shall also be entitled to release the security interests created pursuant to this Agreement as set forth in Section 11.05 of the Indenture.

(f)            In connection with any termination or release pursuant to the foregoing clauses (a), (b), (c), (d) or (e), the Security Agent shall, at the Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as the Grantor shall reasonably request, in form and substance reasonably satisfactory to the Security Agent, including financing statement amendments to evidence such release or termination.

SECTION 10.                  STANDARD OF CARE; SECURITY AGENT MAY PERFORM.

The powers conferred on the Security Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Security Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Security Agent accords its own property. Neither the Security Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, the Security Agent may itself perform, or cause performance of, such agreement, and the expenses of the Security Agent incurred in connection therewith shall be payable by Grantor under Section 11.06 of the Indenture.

SECTION 11.                  INTERCREDITOR AGREEMENT.

Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Security Agent pursuant to this Agreement and the exercise of any right or remedy by the Security Agent hereunder, are subject to the provisions of the Intercreditor Agreement or any Additional Intercreditor Agreement and (ii) any Collateral (to the extent the possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction) may be held by the Controlling Collateral Agent (as defined in the Intercreditor Agreement) (or its agents or bailees) in accordance with Section 2.09 of the Intercreditor Agreement. In the event of any conflict between the terms of any such Intercreditor Agreement or Additional Intercreditor Agreement and the terms of this Agreement, the terms of any such Intercreditor Agreement or Additional Intercreditor Agreement shall govern and control. No right, power or remedy granted to the Security Agent hereunder shall be exercised by the Security Agent, and no direction shall be given by the Security Agent, in contravention of any such Intercreditor Agreement or Additional Intercreditor Agreement.

SECTION 12.                  MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 12.01 of the Indenture: provided that any notice or communication to the Security Agent shall be addressed to 500 Stanton Christiana Rd. 3/Ops2, Newark, DE 19713. No failure or delay on the part of the Security Agent in the exercise of any power, right or privilege hereunder or under any other Notes Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Notes Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Security Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of the Security Agent given in accordance with the Indenture, assign any right, duty or obligation hereunder. This Agreement and the other Notes Documents embody the entire agreement and understanding between Grantor and the Security Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Notes Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

THE PROVISIONS OF THE INDENTURE UNDER THE HEADINGS “CONSENT TO JURISDICTION AND SERVICE” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE INDENTURE.

IN WITNESS WHEREOF, Grantor and the Security Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CEQUEL COMMUNICATIONS HOLDINGS II, LLC

By:	/s/ Craig L. Rosenthal
	Name:	Craig L. Rosenthal
	Title:	Senior Vice President, General
Counsel and Assistant Secretary

[signature page to Holdco Pledge and Security Agreement (SSNs)]

JPMORGAN CHASE BANK, N.A.,
as the Security Agent

By:	/s/ Tina Ruyter
	Name:	Tina Ruyter
	Title:	Executive Director

By:
Name:
Title:

[signature page to Holdco Pledge and Security Agreement (SSNs)]

SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)                               Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/ Sole Place of Business	Organization I.D.#
Cequel Communications Holdings II, LLC	Limited Liability Company	Delaware	520 Maryville Centre Drive, Ste 300, St. Louis, MO 63141	4148683

(B)                               Other Names (including any Trade-Name or Fictitious Business Name) under which Grantor has conducted business:

None.

(C)                               Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure:

None.

(D)                               Security agreements pursuant to which Grantor is found as debtor:

Grantor	Description of Agreement
Cequel Communications Holdings II, LLC

Pledge and Security Agreement, dated as of February 14, 2012, among the Grantors and Credit Suisse AG, Cayman Islands Branch, as collateral agent.

Loans Pledge and Security Agreement, dated as of December 21, 2015, among the Grantors and JPMorgan Chase Bank, N.A., as the security agent.

Notes Pledge and Security Agreement, dated as of December 21, 2015, among the Grantors and JPMorgan Chase Bank, N.A., as the security agent.

1

(E)           Financing Statements:

Grantor	Filing Jurisdiction
Cequel Communications Holdings II, LLC	Secretary of State of Delaware

2

SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT

LOCATIONS OF EQUIPMENT AND INVENTORY

Offices/Warehouses

Grantor	Location
Cequel Communications Holdings II, LLC	520 Maryville Centre Drive, Ste 300 St. Louis, MO 63141

Headends

None.

3

SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT

INVESTMENT RELATED PROPERTY

(A)          Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer
None.

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No.	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company
Cequel Communications Holdings II, LLC	Cequel Communications, LLC	N	N/A	N/A	100%

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (general or limited)	Certificated (Y/N)	Certificate No.	% of Outstanding Partnership Interests of the Partnership
None.

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No.	% of Outstanding Trust Interests of the Trust
None.

Pledged Debt:

Note	Grantor	Issuer	Issue Date
None.

4

Securities Accounts:

Grantor	Share of Securities Intermediary	Account Number	Account Name
None.

Commodities Accounts:

Grantor	Name of Commodities Intermediary	Account Number	Account Name
None.

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name
None.

(B)          Acquisitions:

Grantor	Date of Acquisition	Description of Acquisition
None.

5

SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT

LETTERS OF CREDIT

None.

6

SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT

INTELLECTUAL PROPERTY

(A)          Copyrights

None.

(B)          Copyright Licenses

None.

(C)          Patents

None.

(D)          Patent Licenses

None.

(E)          Trademarks

None.

(F)           Trademark Licenses

Name Use Agreement dated as of the Closing Date by and between Cequel III, LLC and Cequel Communications Holdings, LLC, on behalf of itself and certain of its subsidiaries.

(G)          Trade Secret Licenses

None.

(H)          Intellectual Property Exceptions

None.

7

SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

8

EXHIBIT A
TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by CEQUEL COMMUNICATIONS HOLDINGS II, LLC, a Delaware limited liability company (the “Grantor”), pursuant to the Notes Pledge and Security Agreement, dated as of [•], 2015 (as it may be from time to time amended, restated, modified or supplemented, the “Pledge and Security Agreement”), among CEQUEL COMMUNICATIONS HOLDINGS II, LLC, and JPMORGAN CHASE BANK, N.A., as the Security Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge and Security Agreement.

Grantor hereby confirms the grant to the Security Agent set forth in the Pledge Security Agreement of, and does hereby grant to the Security Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located, to the extent permitted by applicable law. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Pledge and Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Pledge and Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 4.1
TO PLEDGE AND SECURITY AGREEMENT

(A)                               Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business	Organization I.D.#

(B)                               Other Names (including any Trade-Name or Fictitious Business Name) under which Grantor has conducted business for the past five (5) years:

Full Legal Name	Trade Name or Fictitious Business Name

(C)                               Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)          Agreements pursuant to which Grantor is found as debtor within past five (5) years:

Name of Grantor	Description of Agreement

EXHIBIT A-2

(E)           Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

EXHIBIT A-3

SUPPLEMENT TO SCHEDULE 4.2
TO PLEDGE AND SECURITY AGREEMENT

Name of Grantor	Location of Equipment and Inventory

EXHIBIT A-4

SUPPLEMENT TO SCHEDULE 4.4
TO PLEDGE AND SECURITY AGREEMENT

(A)          Additional Information:

Pledged Stock:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	% of Outstanding Stock of the Stock Issuer

Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units	% of Outstanding LLC Interests of the Limited Liability Company

Pledged Partnership Interests:

Grantor	Partnership	Type of Partnership Interests (e.g., general or limited)	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Partnership Interests of the Partnership

Pledged Trust Interests:

Grantor	Trust	Class of Trust Interests	Certificated (Y/N)	Certificate No. (if any)	% of Outstanding Trust Interests of the Trust

Pledged Debt:

Grantor	Issuer	Original Principal Amount	Outstanding Principal Balance	Issue Date	Maturity Date

Securities Accounts:

Grantor	Share of Securities Intermediary	Account Number	Account Name

EXHIBIT A-5

Commodities Accounts:

Grantor	Name of Commodities	Account Number	Account Name

Deposit Accounts:

Grantor	Name of Depositary Bank	Account Number	Account Name

(B)

Name of Grantor	Date of Change	Description of Change

EXHIBIT A-6

SUPPLEMENT TO SCHEDULE 4.6
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Desription of Letters of Credit

EXHIBIT A-7

SUPPLEMENT TO SCHEDULE 4.7
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)          Copyrights

(B)          Copyright Licenses

(C)          Patents

(D)          Patent Licenses

(E)          Trademarks

(F)           Trademark Licenses

(G)          Trade Secret Licenses

(H)          Intellectual Property Exceptions

EXHIBIT A-8

SUPPLEMENT TO SCHEDULE 4.8
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A-9

EXHIBIT B
TO PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement (this “Agreement”) dated as of            , 201   among CEQUEL COMMUNICATIONS HOLDINGS II, LLC (the “Pledgor”), JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties, (the “Security Agent”) and                 , a                  corporation (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Notes Pledge and Security Agreement dated [•], 2015, among the Pledgor, and the Security Agent (the “Pledge and Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.         Registered Ownership of Shares.  The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [          ] shares of the Issuer’s [common] stock (the “Pledged Shares”) and, except to the extent permitted by the Indenture, the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Security Agent.

Section 2.         Instructions.  If at any time the Issuer shall receive notice from Security Agent that an Event of Default (as defined in the Indenture) shall have occurred, the Issuer shall comply with instructions originated by the Security Agent relating to the Pledged Shares without further consent by the Pledgor or any other person. The Security Agent agrees not to deliver a notice of default unless an Event of Default (as defined in the Indenture) has occurred and is continuing; however, it is understood and agreed that the Issuer shall rely exclusively on a notice of default as to the existence of an Event of Default and shall be under no obligation to make any independent investigation as to the existence of an Event of Default.

Section 3.         Additional Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Security Agent:

(a)           It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating to the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person;

(b)           It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Security Agent purporting to limit or condition the obligation of the Issuer to comply with instructions as set forth in Section 2 hereof;

(c)           Except for the claims and interest of the Security Agent and of the Pledgor in the Pledged Shares and except as permitted by the Indenture, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Security Agent and the Pledgor thereof; and

EXHIBIT B-1

(d)           This Uncertificated Securities Control Agreement is the valid and legally binding obligation of the Issuer.

Section 4.         Choice of Law.  This Agreement shall be governed by the laws of the State of New York.

Section 5.         Conflict with Other Agreements.  In the event of any conflict between this Agreement (or any portion thereof), the Pledge and Security Agreement and any other agreement now existing or hereafter entered into, the terms of the Pledge and Security Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 6.         Voting Rights.  Until such time as the Security Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 7.         Successors; Assignment.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Security Agent may assign its rights hereunder only with the express written consent of the Issuer and by sending written notice of such assignment to the Pledgor.

Section 8.         Indemnification of Issuer.  The Pledgor and the Security Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Security Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s gross negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s gross negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

Section 9.         Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

EXHIBIT B-2

Pledgor:                                                                                                          [INSERT ADDRESS]
Attention:
Telecopier:

Security Agent:                                                                   JPMorgan Chase Bank, N.A.
[•]
Attention:
Telecopier:

Issuer:                                                                                                            [INSERT ADDRESS]
Attention:
Telecopier:

Any party may change its address for notices in the manner set forth above.

Section 10.       Termination.  The obligations of the Issuer to the Security Agent pursuant to this Control Agreement shall continue in effect until the security interests of the Security Agent in the Pledged Shares have been terminated pursuant to the terms of the Pledge and Security Agreement and the Security Agent has notified the Issuer of such termination in writing. The Security Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Security Agent’s security interest in the Pledged Shares pursuant to the terms of the Pledge and Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 11.       Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

CEQUEL COMMUNICATIONS HOLDINGS II, LLC

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Security Agent

By:
Name:
Title:

EXHIBIT B-3

[NAME OF ISSUER]

By:
Name:
Title:

EXHIBIT B-4

EXHIBIT A

JPMORGAN CHASE BANK, N.A.
[•]

[Date]

[Name and Address of Issuer]

Attention:

Re:  Termination of Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement between you, Cequel Communications Holdings II, LLC and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Securities Control Agreement) from Cequel Communications Holdings II, LLC. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to Cequel Communications Holdings II, LLC pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to Cequel Communications Holdings II, LLC.

Very truly yours,

JPMORGAN CHASE BANK, N.A., as Security Agent

By:
Name:
Title:

EXHIBIT B-A-1

EXHIBIT C
TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [                ], 20[  ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by CEQUEL COMMUNICATIONS HOLDINGS II, LLC (the “Grantor”) in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Security Agent”).

WHEREAS, the Grantor is party to a Notes Pledge and Security Agreement dated as of [•], 2015 (the “Pledge and Security Agreement”) between Grantor and the Security Agent pursuant to which the Grantor granted a security interest to the Security Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Security Agent as follows:

SECTION 1.        Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.        Grant of Security Interest in Trademark Collateral

SECTION 2.1              Grant of Security.  Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Trademark Collateral”):

(a)           all United States, and foreign trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and listed on Schedule A hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) all rights corresponding thereto throughout the world, (v) the right to sue or otherwise recover for any past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (vi) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

EXHIBIT C-1

SECTION 2.2              Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under Section 2.1 hereof attach to any application to register a Trademark in the U.S. Patent and Trademark Office (the “PTO”) based upon Grantor’s “intent to use” such Trademark (but only if the grant of a security interest in such “intent to use” Trademark application violates 15 U.S.C. § 1060(a)) unless and until a “Statement of Use” or “Amendment to Allege Use” is filed in the PTO with respect thereto.

SECTION 3.        Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Security Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Security Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.        Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.        Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT C-2

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

CEQUEL COMMUNICATIONS HOLDINGS II, LLC

By:
Name:
Title:

EXHIBIT C-3

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Security Agent

By:
Name:
Title:

EXHIBIT C-4

SCHEDULE A
to
TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT C-5

EXHIBIT D
TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [            ], 20[  ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by CEQUEL COMMUNICATIONS HOLDINGS II, LLC (the “Grantor”) in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Security Agent”).

WHEREAS, the Grantor is party to a Notes Pledge and Security Agreement dated as of [•], 2015 (the “Pledge and Security Agreement”) between the Grantor and the Security Agent pursuant to which the Grantor granted a security interest to the Security Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Security Agent as follows:

SECTION 1.                         Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.                         Grant of Security Interest

Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Patent Collateral”):

(a)           mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including but not limited to: (i) each patent and patent application listed on Schedule A hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) the right to sue or otherwise recover for any past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit.

EXHIBIT D-1

SECTION 3.                         Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Security Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Security Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.                         Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.                         Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT D-2

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

CEQUEL COMMUNICATIONS HOLDINGS II, LLC

By:
Name:
Title:

EXHIBIT D-3

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Security Agent

By:
Name:
Title:

EXHIBIT D-4

SCHEDULE A
to
PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT D-5

EXHIBIT E
TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [           ], 20[  ], (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by CEQUEL COMMUNICATIONS HOLDINGS II, LLC (the “Grantor”) in favor of JPMORGAN CHASE BANK, N.A., as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Security Agent”).

WHEREAS, the Grantor is party to a Notes Pledge and Security Agreement dated as of [•], 2015 (the “Pledge and Security Agreement”) between the Grantor and the Security Agent pursuant to which the Grantor granted a security interest to the Security Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby agrees with the Security Agent as follows:

SECTION 1.        Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2.        Grant of Security Interest

Grantor hereby grants to the Security Agent, for the benefit of the Secured Parties, a first priority security interest in and continuing lien on all of Grantor’s right, title and interest in, to and under the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Copyright Collateral”):

(a)           all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications listed on Schedule A hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue or otherwise recover for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit; and

(b)           any and all agreements, licenses and covenants providing for the granting of any exclusive right to Grantor in or to any registered Copyright including, without limitation, each agreement listed in Schedule A hereto, and the right to sue or otherwise recover for past,

EXHIBIT E-1

present and future infringements thereof, and all Proceeds of the foregoing, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit.

SECTION 3.        Pledge and Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Security Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Security Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4.        Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

SECTION 5.        Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT E-2

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

CEQUEL COMMUNICATIONS HOLDINGS II, LLC

By:
Name:
Title:

EXHIBIT E-3

Accepted and Agreed:

JPMORGAN CHASE BANK, N.A.,
as Security Agent

By:
Name:
Title:

EXHIBIT E-4

SCHEDULE A
to
COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT E-5